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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Winston Hotels, Inc. on Form S-3 (File nos. 33-93516, 333-32713 and 333-60651)
and Form S-8 (File nos. 333-19197, 333-60079 and 333-60619) of our report dated January 14, 1999, except for the information in the last paragraph of Note 5 for which the date is February 1, 1999, on our audits of the consolidated financial statements and the financial statement schedule of Winston Hotels, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, and of our report dated February 6, 1998, on our audits of the financial statements of Winston Hospitality, Inc. as of October 31,1997 and for the ten months ended October 31, 1997 and the year ended December 31, 1996, which reports are included in the Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


Raleigh, North Carolina
March 22, 1999